Exhibit 99.3

THE CORPORATE EXECUTIVE BOARD COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 2, 2012, The Corporate Executive Board Company (the “Company” or “CEB”) and its wholly-owned subsidiary, The Corporate Executive Board Company (UK) Limited (“CEB UK”), completed the acquisition of SHL Group Holdings 1 Limited and its subsidiaries (“SHL”), including noncontrolling interests. The following unaudited pro forma condensed combined financial information is based on the historical financial statements of CEB and SHL and has been prepared to give effect to this completed acquisition and related financing, which was accounted for under the acquisition method of accounting in accordance with the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of SHL as if it had occurred on June 30, 2012. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2012 and year ended December 31, 2011 give effect to the acquisition of SHL as if it had occurred on January 1, 2011. The assumptions, estimates and adjustments herein have been made solely for purposes of developing this pro forma condensed combined financial information. The SHL balance sheet and statements of income have been adjusted to conform to accounting principles generally accepted in the United States and converted to United States dollars.

The Company’s acquisition of SHL will be accounted for under the acquisition method of accounting, which requires the total purchase price to be allocated to the assets acquired and the liabilities assumed based on their estimated fair values as of the date of acquisition. The excess of the purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill. Management's estimates of the fair value of tangible and intangible assets acquired and liabilities assumed are based, in part, on preliminary third-party valuations. The preliminary allocation of the purchase price reflected in this unaudited pro forma condensed combined financial information is based upon a preliminary valuation and the Company's estimates and assumptions are subject to change. Therefore, upon additional analysis it is possible that the fair value of assets acquired and liabilities assumed could differ from those presented in the unaudited pro forma condensed combined financial information and the differences could be material.

The unaudited pro forma condensed combined financial information, including the notes hereto, should be read in conjunction with the historical audited consolidated financial statements and related notes and “Management's Discussions and Analysis of Financial Condition and Results of Operations” contained in CEB’s Annual Report on Form 10-K for the year ended December 31, 2011 and CEB’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as well as the historical consolidated financial statements and related notes of SHL that are included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of CEB that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

THE CORPORATE EXECUTIVE BOARD COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2012

(IN THOUSANDS OF UNITED STATES DOLLARS)

	Historical CEB	Historical SHL (Schedule 1)	Reconconsolidate PDRI	Pro Forma Adjustments		Pro Forma Condensed Combined Total
			(Note 3)	(Note 3)
Assets
Current assets:
Cash and cash equivalents	$178,718	$24,222	$211	$(134,800)	a	$68,351
Marketable securities	6,165	—	—	—		6,165
Accounts receivable, net	111,514	39,612	6,477	—		157,603
Deferred income taxes, net	18,373	4,067	—	—		22,440
Deferred incentive compensation	20,170	—	—	—		20,170
Prepaid expenses and other current assets	15,990	13,175	332	(1,376)		28,121

Total current assets	350,930	81,076	7,020	(136,176)		302,850
Deferred income taxes, net	16,234	752	—	—		16,986
Marketable securities	2,940	—	—	—		2,940
Property and equipment, net	83,742	14,107	1,220			99,069
Goodwill	40,010	61,893	14,291	315,716	b	431,910
Intangible assets, net	19,451	88,768	20,886	213,546	c	342,651
Investment in PDRI	—	26,724	(26,724)	—		—
Other non-current assets	36,630	—	—	14,100	d	50,730

Total assets	$549,937	$273,320	$16,693	$407,186		$1,247,136

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$39,745	$34,538	$2,799	$(2,000)	e	$75,082
Accrued incentive compensation	28,078	5,403	1,108	—		34,589
Current portion of debt	—	38,094	—	(31,469)	f	6,625
Deferred revenues	293,917	47,379	4,463	(26,000)	g	319,759

Total current liabilities	361,740	125,414	8,370	(59,469)		436,055
Deferred income taxes	1,306	15,769	8,323	68,908	h	94,306
Long-term debt	—	209,671	—	334,148	i	543,819
Other liabilities	88,325	1,165	—	—		89,490

Total liabilities	451,371	352,019	16,693	343,587		1,163,670
Stockholders’ equity (deficit):
Common stock	442	4,205	—	(4,205)	j	442
Additional paid-in capital	422,094	—	—	—		422,094
Retained earnings	350,889	(96,915)	—	81,815	k	335,789
Accumulated elements of other comprehensive income	704	15,805	—	(15,805)	l	704
Treasury stock	(675,563)	—	—	—		(675,563)

Company stockholders’ equity (deficit)	98,566	(76,905)	—	61,805		83,466
Noncontrolling interest	—	(1,794)	—	1,794	m	—

Total stockholders’ equity (deficit)	98,566	(78,699)	—	63,599		83,466

Total liabilities and stockholders’ equity (deficit)	$549,937	$273,320	$16,693	$407,186		$1,247,136

See notes to the unaudited pro forma condensed combined financial information.

THE CORPORATE EXECUTIVE BOARD COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(IN THOUSANDS OF UNITED STATES DOLLARS)

	Historical CEB	Historical SHL (Schedule 2)	Reconsolidate PDRI	Pro Forma Adjustments		Pro Forma Condensed Combined Total
			(Note 3)	(Note 3)
Revenues	$264,185	$92,331	$14,425	$—		$370,941
Costs and expenses:
Cost of services	90,979	32,814	8,589	—		132,382
Member relations and marketing	76,741	21,498	420	—		98,659
General and administrative	32,124	14,097	881	—		47,102
Depreciation and amortization	10,964	10,202	1,296	7,678	n	30,140
Acquisition related costs	2,729	1,330	—	(4,059)	o	—
Restructuring	—	3,319	17	—		3,336

Total costs and expenses	213,537	83,260	11,203	3,619		311,619

Income (loss) from operations	50,648	9,071	3,222	(3,619)		59,322
Other (expense) income, net	665	(11,150)	51	240	p	(10,194)

Income (loss) from continuing operations before provision for income taxes	51,313	(2,079)	3,273	(3,379)		49,128
Provision for income taxes	20,987	1,676	1,111	(4,517)	q	19,257

Income (loss) from continuing operations	30,326	(3,755)	2,162	1,138		29,871
Equity method investment (PDRI)	—	2,162	(2,162)	—		—

Net income (loss) from continuing operations	$30,326	$(1,593)	$—	$1,138		$29,871

Earnings per share from continuing operations:
Basic	$0.91					$0.89

Diluted	$0.90					$0.89

Weighted average shares outstanding:
Basic	33,416					33,416

Diluted	33,713					33,713

See notes to the unaudited pro forma condensed combined financial information.

THE CORPORATE EXECUTIVE BOARD COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

(IN THOUSANDS OF UNITED STATES DOLLARS)

	Historical CEB	Historical SHL (Schedule 3)	Reconsolidate PDRI	Pro Forma Adjustments		Pro Forma Condensed Combined Total
			(Note 3)	(Note 3)
Revenues	$484,663	$177,399	$24,512	$—		$686,574
Costs and expenses:
Cost of services	167,258	65,488	15,269	—		248,015
Member relations and marketing	142,324	41,220	449	—		183,993
General and administrative	61,668	28,644	1,824	—		92,136
Depreciation and amortization	16,928	27,717	2,580	8,756	n	55,981
Acquisition related costs	—	4,920	—	—		4,920
Restructuring	—	11,154	90	—		11,244

Total costs and expenses	388,178	179,143	20,212	8,756		596,289

Income (loss) from operations	96,485	(1,744)	4,300	(8,756)		90,285
Other (expense) income, net	(178)	(24,835)	32	901	p	(24,080)

Income (loss) from continuing operations before provision for income taxes	96,307	(26,579)	4,332	(7,855)		66,205
Provision for income taxes	38,860	1,732	1,835	(15,017)	q	27,410

Income (loss) from continuing operations	57,447	(28,311)	2,497	7,162		38,795
Equity method investment (PDRI)	—	2,497	(2,497)	—		—

Net income (loss) from continuing operations	$57,447	$(25,814)	$—	$7,162		$38,795

Earnings per share from continuing operations:
Basic	$1.69					$1.14

Diluted	$1.67					$1.13

Weighted average shares outstanding:
Basic	34,071					34,071

Diluted	34,419					34,419

See notes to the unaudited pro forma condensed combined financial information.

THE CORPORATE EXECUTIVE BOARD COMPANY

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(IN THOUSANDS OF UNITED STATES DOLLARS UNLESS OTHERWISE NOTED)

Note 1. Basis of Pro Forma Presentation

On July 2, 2012, the Company and its wholly owned subsidiary CEB UK entered into a sale and purchase agreement (the “Sale and Purchase Agreement”), pursuant to which CEB UK would acquire the entire issued share capital of SHL from funds managed by Hg Capital and Veronis Suhler Stevenson and members of management and other investors for a enterprise value of $660.0 million in cash, subject to adjustment as provided in the Sale and Purchase Agreement. On August 2, 2012, the Company and CEB UK completed its acquisition of SHL for a preliminary purchase price of approximately $654 million in cash, subject to adjustment as provided in the Sale and Purchase Agreement (the “Acquisition”).

In connection with the Acquisition, the Company previously entered into a senior secured credit agreement, as amended, that provides for (i) a term loan A in an aggregate principal amount of $275 million (the “Term A Loan Facility”), (ii) a term loan B in an aggregate principal amount of $250 million (the “Term B Loan Facility” and together with the Term A Loan Facility, the “Term Facilities”) and (iii) a $100 million revolving credit facility (the “Revolving Credit Facility”, and together with the Term A Loan Facility and the Term B Loan Facility, the “Senior Secured Credit Facilities”). On August 2, 2012, the Company borrowed the full amounts of the Term A Loan Facility and the Term B Loan Facility and $30 million under the Revolving Credit Facility. After deducting original issue discount and financing fees, the net proceeds of the borrowings were $538.4 million.

The net proceeds from borrowings plus $115.6 million of available cash on hand were used to pay the purchase price of $654 million. In addition, the Company used $19.2 million of cash to pay transactions costs (including a $5.1 million settlement of the currency forward contract that the Company put in place on July 2, 2012 to hedge its obligation to pay a portion of the gross purchase price in British pounds sterling) including additional deferred financing costs of $2.5 million.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the Senior Secured Credit Facilities and the Acquisition, which will be accounted for under the acquisition method of accounting in accordance with the Business Combinations Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Under the Business Combinations Topic (“ASC Topic 805”), the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill.

The unaudited pro forma condensed combined financial information included herein have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for the purposes of inclusion in CEB’s amended Current Report on Form 8-K/A prepared in connection with the acquisition of SHL. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading. The significant accounting policies used in preparing the unaudited pro forma condensed combined financial information are set out in CEB’s consolidated financial statements for the year ended December 31, 2011.

The pro forma adjustments and allocations of the preliminary purchase price are based in part on estimates of the fair value of assets acquired and liabilities assumed. A preliminary determination of the related purchase price allocation has been present herein; however, additional analysis with respect to the value of certain assets, contractual arrangements, tax attributes, and liabilities could materially affect the allocation of the purchase price to the assets and liabilities presented in the unaudited pro forma condensed combined financial information.

The information concerning CEB has been derived from the unaudited consolidated financial statements of CEB for the six months ended June 30, 2012 and the audited consolidated financial statements of CEB for the year ended December 31, 2011 both prepared in accordance with US GAAP. The information concerning SHL has been derived from the unaudited consolidated financial statements of SHL for the six months ended June 30, 2012 and the audited consolidated financial statements of SHL for the year ended December 31, 2011 both prepared in accordance with UK GAAP. Note 5 provides additional information with respect to the nature of the US GAAP adjustments needed to reconcile SHL’s consolidated financial statements prepared in accordance with UK GAAP to those prepared in accordance with US GAAP.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to be indicative of the Company's financial position or results of operations which would actually have been obtained had these transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

Note 2. Preliminary Purchase Price Allocation

For purposes of the pro forma condensed combined financial information, the total estimated purchase price is allocated to SHL’s net tangible and intangible assets acquired and liabilities assumed based on their fair values in the June 30, 2012 balance sheet. Based in part on a preliminary third-party valuation, the preliminary purchase price allocation is as follows (in thousands):

THE CORPORATE EXECUTIVE BOARD COMPANY

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(IN THOUSANDS OF UNITED STATES DOLLARS UNLESS OTHERWISE NOTED)

Cash and cash equivalents	$24,433
Net working capital	(7,403)
Property and equipment	15,327
Other assets and liabilities	(413)
Deferred tax liabilities	(93,000)
Goodwill	391,856
Intangible assets	323,200

Total preliminary purchase price	$654,000

The Company is utilizing a third-party valuation in determining the fair value of the definite-lived intangible assets. The income approach, which includes the application of the relief from royalty method or the discounted cash flow method, is the primary technique utilized in valuing the identifiable intangible assets. The Company expects to amortize the value of customer relationships, acquired technology, acquired intellectual property, and trade names and trademarks on a straight-line basis over 15 years, 3 years, 7 to 15 years, and 15 years, respectively. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired. The goodwill is not expected to be deductible for tax purposes. Additional analysis with respect to the value of certain assets, contractual arrangements, tax attributes, and liabilities could materially affect the allocation of the consideration to the assets and liabilities presented in the unaudited pro forma condensed combined financial information.

Note 3. Pro Forma Adjustments

Under US GAAP, SHL previously accounted for its 100% equity interests in Personnel Decisions Research Institutes, Inc. (“PDRI”) under the equity method. As a result of the Acquisition, the conditions which resulted in the use of the equity method in accounting for this subsidiary will change and therefore, the Company believes that consolidation of this 100% owned subsidiary will be appropriate. As a result, the adjustments in the “Reconsolidate PDRI” columns reflect the reconsolidation of the balance sheet and income statement accounts of PDRI.

The unaudited pro forma condensed financial statements reflect adjustments attributed to the Acquisition to adjust amounts related to SHL’s net tangible and intangible assets to an estimate of the fair values of those amounts, and to reflect amortization expense related to the estimated amortizable intangible assets. In addition, adjustments include the borrowings under the Senior Secured Credit Facilities used to fund a portion of the Acquisition.

As of the date of this report, CEB has not identified any material pre-acquisition contingencies where the related asset or liability is probable and the amount of the asset or liability can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The unaudited pro forma condensed combined financial information includes pro forma adjustments to:

a.	reflect $115.6 million of available cash on hand used to pay a portion of the purchase price and $19.2 million used to pay transaction costs (including a $5.1 million settlement of the currency forward contract that the Company put in place on July 2, 2012 to hedge its obligation to pay a portion of the gross purchase price in British pounds sterling) and additional deferred financing costs.

b.	reflect goodwill of $391.9 million based on net assets acquired as if the Acquisition occurred on June 30, 2012 offset by the elimination of $76.2 million of existing SHL and PDRI goodwill.

c.	reflect the fair value of identified intangible assets of $323.2 million resulting from the Acquisition offset by the elimination of $109.6 million of existing SHL and PDRI intangible assets.

d.	reflect deferred financing costs of $14.5 million associated with the Senior Secured Credit Facilities offset by the write-off of $0.4 million from CEB’s prior credit facility and the elimination of $1.4 million from SHL’s prior debt.

e.	reflect a $2.0 million tax benefit for deductible transaction costs.

f.	eliminate the current portion of existing SHL debt of $38.1 million debt offset by $6.6 million of the current portion of the Senior Secured Credit Facilities.

g.	adjust SHL’s and PDRI’s deferred revenues at the acquisition date to fair value (estimated based on the cost to provide the related services plus a reasonable profit margin on such costs).

h.	reflect deferred income tax liabilities of $93.0 million recorded in purchase accounting for intangible assets related to the Acquisition offset by the elimination of $24.1 million of existing SHL and PDRI deferred tax liabilities associated with intangible assets from prior acquisitions.

THE CORPORATE EXECUTIVE BOARD COMPANY

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(IN THOUSANDS OF UNITED STATES DOLLARS UNLESS OTHERWISE NOTED)

i.	reflect the long-term portion of the Senior Secured Credit Facilities of $543.8 million offset by the elimination of $209.7 million of existing SHL debt not assumed in the Acquisition.

j.	eliminate SHL common stock.

k.	eliminate the SHL accumulated deficit of $96.9 million offset by CEB transaction costs of $16.7 million and the write-off of existing deferred financing costs of $0.4 million, net of a $2.0 million related income tax benefit.

l.	eliminate the accumulated elements of SHL other comprehensive income.

m.	eliminate the noncontrolling interest that existed in SHL but was acquired by the Company as part of the Acquisition.

n.	record amortization of $14.7 million for intangible assets acquired as a result of the Acquisition offset by a reversal of SHL amortization of $7.0 million for the six months ended June 30, 2012; record amortization of $30.0 million for intangible assets acquired as a result of the Acquisition offset by a reversal of SHL and PDRI amortization of $21.2 million for the year ended December 31, 2011.

o.	eliminate acquisition related costs incurred by SHL and CEB for the six months ended June 30, 2012 that are directly related to the Acquisition and are non-recurring in nature. There were no such costs incurred in the year ended December 31, 2011.

p.	record $13.1 million of interest expense, including amortization of debt issuance costs, on the Senior Secured Credit Facilities offset by the elimination of $13.3 million of SHL interest expense for the bank and shareholder loans for the six months ended June 30, 2012; record $26.1 million of interest expense, including amortization of debt issuance costs, on the Senior Secured Credit Facilities offset by the elimination of $27.0 million of SHL interest expense for the bank and shareholder loans for the year ended December 31, 2011.

q.	reflect the tax effects of the above adjustments at the appropriate rates after reapportionment of income and expenses based on the post acquisition structure.

Note 4. US GAAP Adjustments to SHL’s Historical Financial Statements

Included in Schedules 1, 2, and 3 below are the US GAAP adjustments to SHL’s historical financial statements at June 30, 2012, for the six months ended June 30, 2012, and for the year ended December 31, 2011, respectively.

(a) Minority interest

Under UK GAAP, minority interest is deducted in determining the loss for the period. Under US GAAP, minority interests (called non-controlling interests) are not deducted in arriving at net loss for the period. Instead the net loss for the period is allocated between the non-controlling interests and the parent company shareholders.

(b) Revenue recognition

US GAAP contains more detailed requirements to be met in order to recognise revenue when compared with UK GAAP. This adjustment defers revenue relating to two areas:

(i)	Under UK GAAP, the Group recognises revenue derived from implementing on-line systems for customers when the implementation work is complete and accepted by the client. Under US GAAP, this revenue is deferred and recognised over the expected life of the customer relationship.

(ii)	Under UK GAAP, the Group recognises revenue on web-units sales when they are used or it is not expected that they will ever be used by the customer. Under US GAAP, the Group has adopted a policy of not recognising breakage and as a result, an adjustment is made to defer revenue previously recognised under UK GAAP.

(c) Goodwill and intangible assets – capitalisation and amortisation

(i)	Under UK GAAP, goodwill is capitalised as an asset in business combinations and amortised over its useful economic life, which in the case of acquisitions made by the Group to date, is 20 years.

(ii)	Under US GAAP, it is necessary to fair value separately identifiable intangible assets and amortise them over their useful economic lives. Any remaining excess of the purchase price over the fair value of assets identified is recorded as goodwill, which is not amortised, but is annually tested for impairment.

On 16 November 2006, SHL Group Holdings 1 Limited acquired 100% of the share capital of SHL Group Limited for £102.3 million. Separately identifiable intangible assets totalling £60.0 million have been recognised under US GAAP and are being amortised over their respective useful economic lives of between 5-20 years.

THE CORPORATE EXECUTIVE BOARD COMPANY

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(IN THOUSANDS OF UNITED STATES DOLLARS UNLESS OTHERWISE NOTED)

On 11 January 2011, SHL Group Holdings 3 Limited, previously a 100% subsidiary of SHL Group Holdings 1 Limited, acquired all the issued share capital of PreVisor Inc. SHL Group Holdings 3 Limited issued 1.7 million shares to Qwiz Holdings LLC, PreVisor Inc’s former parent, in consideration for the acquisition. Separately identifiable intangible assets totalling £53.4 million have been recognised under US GAAP and are being amortised over their respective useful economic lives of between 5-20 years.

Under UK GAAP, goodwill arising on an acquisition is typically denominated in the currency of the acquirer, which in the case of the acquisitions to date was Sterling. Under US GAAP, goodwill and intangibles are recorded in the functional currency of the operations to which they relate.

The amounts are retranslated at each balance sheet date with the foreign exchange gain or loss being recorded directly within reserves.

(iii)	Under UK GAAP, deferred revenue acquired with PreVisor as recorded at an amount equal to the cash received in advance. Under US GAAP, deferred revenue acquired is recorded at the fair value of the obligation to deliver future services to the customer, resulting in an adjustment to reduce deferred revenue on acquisition by £4.4 million and a corresponding adjustment to revenue during 2011.

(iv)	Acquisition costs of £2.0 million relating to the PreVisor acquisition were capitalised within goodwill under UK GAAP. US GAAP does not permit capitalisation of acquisition costs and an adjustment to expense these to the income statement has been recorded during 2011.

(d) Financial instruments and hedging

Under UK GAAP, the Group does not recognise derivatives at fair value on the balance sheet nor mark-to-market amounts in net income. Interest differentials on derivative instruments are charged to the profit and loss account as interest costs in the period in which they are realised. Monetary assets and liabilities denominated in foreign currencies that are hedged by a foreign currency derivative are translated using the contract rate in the hedging derivative.

Under US GAAP, hedge accounting is permitted only when, inter alia, the hedging relationship is documented formally. Derivatives that are not designated in a hedging relationship are recognised at fair value with gains and losses recognised in the profit and loss account. Since the Group had not formally documented its hedging relationship in accordance with US GAAP an adjustment is made to record the fair value of derivatives on the balance sheet with the movement in fair value recorded in the income statement each period.

(e) Capitalised borrowing costs

Under US GAAP, the estimated amount of interest incurred in connection with the internally developed software is calculated by applying the interest rates applicable to borrowings outstanding during each applicable period. Upon completion of the asset, this amount is considered part of the deemed cost of software and is depreciated over the life of the related assets. All interest is expensed as incurred under UK GAAP.

(f) Income taxes

(i)	In most cases, the adjustments described above generate a difference between the book and tax base of the relevant asset or liability. As a result, deferred taxes on such temporary differences are recognised under US GAAP.

(ii)	Deferred tax liabilities are recognised on intangible assets recorded as part of the purchase accounting for the Group’s acquisitions with a corresponding adjustment to goodwill. This adjustment records these deferred tax liabilities

(iii)	A number of the deferred tax liabilities discussed in (fii) arise in subsidiary entities with non-Sterling functional currency. This adjustment records the foreign exchange gains and losses on those deferred tax liabilities.

(iv)	Under UK GAAP, deferred taxes on unremitted earnings of a subsidiary are only recognised if a dividend has been accrued as receivable on the balance sheet as of the reporting date or there is a binding agreement to make future distribution.

Under US GAAP, deferred taxes are presumptively recognised on unremitted earnings related to foreign subsidiaries unless there is sufficient evidence that the subsidiary will invest the undistributed earnings indefinitely. For a domestic subsidiary a deferred tax liability is recognised unless the investment in that subsidiary can be recovered in a tax free manner and management intends and expects to recover the investment in a tax free manner.

Under UK GAAP, deferred tax assets are recognised only to the extent that, on the basis of all available evidence, it is considered that there will be sufficient future profits from which the reversal of the timing losses can be deducted. There is a general acceptance that an entity would look out between 1-3 years when considering future profitability to evaluate the probability of realising the assets. Under US GAAP, there is no accepted cap on the look-out period when the company has a history of profitability.

As a result of the accounting adjustments discussed in (i) above, a number of deferred tax liabilities were recognised. When a deferred tax liability is recognised in a particular tax jurisdiction, in some cases deferred tax assets not recognised under UK GAAP were recognised when those assets are likely to reverse in a similar time period and the same tax jurisdiction.

Under UK GAAP, deferred tax assets and liabilities are off-set across different tax jurisdictions and the net amount is presented with debtors, if a net asset, or with provision for liabilities, if a net liability.

Under US GAAP, deferred taxes are classified in the balance sheet according to the classification of the balance sheet item to which they relate. Therefore deferred tax liabilities related to intangible assets are classified as long term liabilities. Deferred tax assets and liabilities are only off-set to the extent that they are short term or long term and are in the same tax jurisdiction.

(v)	Under UK GAAP, provisions for uncertain tax positions are recognised based upon the amounts expected to be paid. US GAAP requires entities to provide against all uncertain tax positions unless it is more likely than not (greater than 50%) that the taxing authorities will accept such a position. The measurement of the tax effects of positions that pass the recognition threshold is based on the largest amount that is greater than 50% likely to be realised.

(g) PDRI

SHL, through its subsidiary SHL US Inc (“SHL US”, formerly PreVisor Inc), owns 100 percent of the shares in Personnel Decisions Research Institutes, Inc. (“PDRI”). PDRI performs services for various agencies of the US Government. A US company is considered to be under foreign ownership, control or influence (“FOCI”) when a foreign company has the power to direct matters affecting the management or operations of the company in a manner which may result in unauthorized access to classified information or may affect adversely the performance of classified contracts. A US company under FOCI is not security cleared to perform US governmental work (i.e. not eligible for facility security clearance) until the FOCI issue is mitigated.

As SHL was owned by non-US nationals, the Department of Defence (“DSS”) required that a Proxy Board be established to run PDRI in order to mitigate the FOCI issue and enable PDRI to continue to deliver the contracts it had with the various US Government agencies. The Proxy holders must satisfy certain conditions, including having no prior affiliation with SHL or its affiliates. In the event of an acquisition by a US based company, provided that there are no non-US intermediate holding companies in the group structure, management believe that it should be possible to dissolve the Proxy Board.

The initial Proxy Holders were chosen by SHL although subsequent appointments are made by the existing proxy holders or the US government. The Proxy Holders are directors of PDRI and have the right to appoint and remove any directors of PDRI at their sole discretion. The Proxy Holders direct the operations of PDRI although they are not able to sell any assets of the business or enter in any business combinations or disposals without the express approval of SHL.

The Proxy agreement specifies the powers that the Proxy Board is able to exercise with respect to its governance of PDRI. Under UK GAAP, SHL consolidates PDRI as a subsidiary because it is able in practice to exercise dominant influence over PDRI by virtue of the fact that it has veto rights over material changes to the operations of PDRI, for example PDRI’s ability to raise capital, invest in capital expenditure, acquire other businesses or the Proxy Board’s ability to liquidate PDRI.

Under US GAAP, PDRI meets the definition of a variable interest entity as the equity holders in PDRI as a group do not have the legal ability, through voting rights or similar rights, to direct the activities of PDRI that most significantly impact PDRI’s economic performance. SHL is not the primary beneficiary of PDRI because it does not have the power to direct the activities of PDRI that most significantly impact its economic performance. SHL’s legal rights do provide it with significant influence and therefore under US GAAP it accounts for its investment under the equity method.

This has no impact on net income and shareholders’ equity as reported under UK GAAP to that which would be reported under US GAAP; however, it does have an impact on the amounts reported in the profit and loss account and balance sheet.

(h) Debt issuance costs

Difference in the manner in which item is classified in the consolidated balance sheet. This classification difference has no impact on shareholders’ equity.

Note 5. Translation of SHL’s Historical Financial Statements to US Dollars

The unaudited pro forma condensed combined financial information is presented in US dollars unless otherwise stated, and accordingly, the financial information of SHL used to prepare the unaudited pro forma condensed combined financial information was translated from British pound sterling to US dollars (Schedules 1, 2, and 3) using the following exchange rates, which correspond with the exchange rates for the periods being presented:

Balance sheet as of June 30, 2012	£1 = US$1.5704
Statement of income for the six months ended June 30, 2012: Average for period	£1 = US$1.5768
Statement of income for the year ended December 31, 2011: Average for period	£1 = US$1.6039

THE CORPORATE EXECUTIVE BOARD COMPANY

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(IN THOUSANDS OF UNITED STATES DOLLARS UNLESS OTHERWISE NOTED)

Schedule 1

SHL Group Holdings 1 Limited

Balance Sheet

As of June 30, 2012

	UK GAAP (1)	US GAAP Adjustments	Note 4	Deconsolidate PDRI	As Converted to US GAAP
	GBP	GBP (Note 4)		GBP (Note 4)	GBP	USD (Note 5)
Assets
Current assets:
Cash and cash equivalents	£15,558	£—		£(134)	£15,424	$24,222
Accounts receivable, net	29,348	—		(4,124)	25,224	39,612
Deferred income taxes, net	57	2,533	(f)	—	2,590	4,067
Deferred incentive compensation	—	—		—	—	—
Prepaid expenses and other current assets	7,225	1,376	(h)	(212)	8,389	13,175

Total current assets	52,188	3,909		(4,470)	51,627	81,076
Deferred income taxes, net	4,989	(4,510)		—	479	752
Property and equipment, net	9,186	574	(e)	(777)	8,983	14,107
Goodwill	102,508	(53,996)	(ci)(ciii)(civ)(fiv)	(9,100)	39,412	61,893
Intangible assets, net	—	69,825	(cii)	(13,300)	56,525	88,768
Investment in PDRI	—	—	(g)	17,017	17,017	26,724

Total assets	£168,871	£15,802		£(10,630)	£174,043	$273,320

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	£21,096	£2,680	(fv)(d)	£(1,783)	£21,993	$34,538
Accrued incentive compensation	4,145	—		(705)	3,440	5,403
Current portion of debt	23,269	988	(h)	—	24,257	38,094
Deferred revenues	27,943	5,069	(ciii)	(2,842)	30,170	47,379

Total current liabilities	76,453	8,737		(5,330)	79,860	125,414
Deferred income taxes	(57)	15,398	(fi)(fii)(fiv)	(5,300)	10,041	15,769
Long-term debt	133,134	380	(h)	—	133,514	209,671
Other liabilities	742	—		—	742	1,165

Total liabilities	210,272	24,515		(10,630)	224,157	352,019
Stockholders’ equity (deficit):
Common stock	2,677	—		—	2,677	4,205
Accumulated deficit	(46,881)	(14,832)		—	(61,713)	(96,915)
Accumulated elements of other comprehensive income	3,945	6,119	(cii)(fiii)	—	10,064	15,805

Company stockholders’ equity (deficit)	(40,259)	(8,713)		—	(48,972)	(76,905)
Noncontrolling interest	(1,142)	—		—	(1,142)	(1,794)

Total stockholders’ equity (deficit)	(41,401)	(8,713)		—	(50,114)	(78,699)

Total liabilities and stockholders’ equity (deficit)	£168,871	£15,802		£(10,630)	£174,043	$273,320

(1)	Amounts derived from SHL’s accounting records under UK GAAP and have been reclassified to be consistent with the manner in which items are classified in CEB’s consolidated balance sheet.

THE CORPORATE EXECUTIVE BOARD COMPANY

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(IN THOUSANDS OF UNITED STATES DOLLARS UNLESS OTHERWISE NOTED)

Schedule 2

SHL Group Holdings 1 Limited

Statement of Income

For the Six Months Ended June 30, 2012

	UK GAAP (1)	US GAAP Adjustments	Note 4	Deconsolidate PDRI	As Converted to US GAAP
	GBP	GBP (Note 4)		GBP (Note 4)	GBP	USD (Note 5)
Revenues	£67,301	£403	(b)	£(9,149)	£58,555	$92,331
Costs and expenses:
Cost of services	26,257	—		(5,447)	20,810	32,814
Member relations and marketing	13,900	—		(266)	13,634	21,498
General and administrative	9,499	—		(559)	8,940	14,097
Depreciation and amortization	5,802	1,490	(ci)(cii)(e)	(822)	6,470	10,202
Acquisition related costs	844	—		—	844	1,330
Restructuring	2,116	—		(11)	2,105	3,319

Total costs and expenses	58,418	1,490		(7,105)	52,803	83,260

Income(loss) from operations	8,883	(1,087)		(2,044)	5,752	9,071
Other (expense) income, net	(7,063)	25	(d)	(33)	(7,071)	(11,150)

Income (loss) from continuing operations before provision for income taxes	1,820	(1,062)		(2,077)	(1,319)	(2,079)
Provision for income taxes	2,548	(779)	(fi)(fii)(fiv)(fv)	(706)	1,063	1,676

Loss from continuing operations	(728)	(283)		(1,371)	(2,382)	(3,755)
Equity method investment (PDRI)	—	—		1,371	1,371	2,162
Noncontrolling interests	237	(237)	(a)	—	—	—

Net (loss) from continuing operations	£(491)	£(520)		£—	£(1,011)	$(1,593)

(1)	Amounts derived from SHL’s accounting records under UK GAAP and have been reclassified to be consistent with the manner in which items are classified in CEB’s consolidated statement of income.

THE CORPORATE EXECUTIVE BOARD COMPANY

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(IN THOUSANDS OF UNITED STATES DOLLARS UNLESS OTHERWISE NOTED)

Schedule 3

SHL Group Holdings 1 Limited

Statement of Income

For the Year Ended December 31, 2011

	UK GAAP (1)	US GAAP Adjustments	Note 4	Deconsolidate PDRI	As Converted to US GAAP
	GBP	GBP (Note 4)		GBP (Note 4)	GBP	USD (Note 5)
Revenues	£130,711	£(4,823)	(b)(ciii)	£(15,283)	110,605	$177,399
Costs and expenses:
Cost of services	50,350	—		(9,520)	40,830	65,488
Member relations and marketing	25,980	—		(280)	25,700	41,220
General and administrative	18,996	—		(1,137)	17,859	28,644
Depreciation and amortization	11,676	7,214	(ci)(cii)(e)	(1,609)	17,281	27,717
Acquisition related costs	1,052	2,016	(civ)	—	3,068	4,920
Restructuring	7,010	—		(56)	6,954	11,154

Total costs and expenses	115,064	9,230		(12,602)	111,692	179,143

Income(loss) from operations	15,647	(14,053)		(2,681)	(1,087)	(1,744)
Other (expense) income, net	(16,462)	998	(d)	(20)	(15,484)	(24,835)

Loss from continuing operations before provision for income taxes	(815)	(13,055)		(2,701)	(16,571)	(26,579)
Provision for income taxes	3,522	(1,299)	(fi)(fii)(fiv)(fv)	(1,143)	1,080	1,732

Loss from continuing operations	(4,337)	(11,756)		(1,558)	(17,651)	(28,311)
Equity method investment (PDRI)	—	—		1,558	1,558	2,497
Noncontrolling interests	1,416	(1,416)	(a)	—	—	—

Net (loss) from continuing operations	£(2,921)	£(13,172)		£—	(16,093)	$(25,814)

(1)	Amounts derived from SHL’s accounting records under UK GAAP and have been reclassified to be consistent with the manner in which items are classified in CEB’s consolidated statement of income.